                                POWER OF ATTORNEY

         The undersigned Directors/Trustees and officers of Master Equity Income
Fund and Mercury Equity Income Fund, Inc. (the "Corporation") hereby authorize
Terry K. Glenn, Donald C. Burke and Joseph T. Monagle, Jr., or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated any
Registration Statement or amendment thereto (including post-effective amendments) for the Corporation or any series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Dated: June 8, 2000

/s/ Terry K. Glenn                             /s/ Roscoe S. Suddarth
-------------------------------------------    -------------------------------------------
Terry K. Glenn, Trustee/ Director and          Roscoe S. Suddarth, Trustee/ Director
President/ Principal Executive Officer

/s/ Ronald W. Forbes                           /s/ Richard R. West
-------------------------------------------    -------------------------------------------
Ronald W. Forbes, Trustee/ Director            Richard R. West, Trustee/ Director

/s/Cynthia A. Montgomery                       /s/ Arthur Zeikel
-------------------------------------------    -------------------------------------------
Cynthia A. Montgomery, Trustee/ Director       Arthur Zeikel, Trustee/ Director

/s/Charles C. Reilly                           /s/ Edward D. Zinbarg
-------------------------------------------    -------------------------------------------
Charles C. Reilly, Trustee/ Director           Edward D. Zinbarg, Trustee/ Director

/s/Kevin A. Ryan                               /s/Donald C. Burke
-------------------------------------------    -------------------------------------------
Kevin A. Ryan, Trustee/ Director               Donald C. Burke, Vice President/ Treasurer/
                                               Principal Financial Officer